                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                           --------------------------
                                    FORM 8-K
                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of report  (Date of earliest event reported):

                                 April 30, 2001

                           -------------------------

                               LEARNINGSTAR CORP.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                000-32613                   77-0559897
    (State or other jurisdiction                  (Commission File             (I.R.S. Employer
  of incorporation or organization)                    Number)                Identification No.)
  2 Lower Ragsdale Drive, Suite 200
        Monterey, California                                                        93940
(Address of Principal Executive Offices)                                          (Zip Code)


                           --------------------------

                                 (831) 333-2000

        ----------------------------------------------------------------
              (Registrant's telephone number, including area code)


                               15 Crawford Street
                          Needham, Massachusetts 02494
  ----------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

On April 30, 2001, the transactions contemplated by the Contribution Agreement and Plan of Reorganization and Merger dated as of November 14, 2000, as amended on March 14, 2001 (the "Combination Agreement") by and among SmarterKids.com, Inc., a Delaware corporation ("SmarterKids.com"), Earlychildhood LLC., a California limited liability company ("Earlychildhood"), LearningStar Corp., a Delaware corporation ("LearningStar") and S-E Educational Merger Corp., a Delaware corporation and wholly owned subsidiary of LearningStar, were consummated, pursuant to which SmarterKids.com and Earlychildhood combined (the "Combination") and became wholly-owned subsidiaries of Learning Star. The LearningStar common stock par value $.01 per share (the "LearningStar Common Stock") to be issued to the former SmarterKids.com stockholders and holders of Earlychildhood membership interests has been approved for listing on the Nasdaq National Market and, beginning on Tuesday, May 1, 2001, will trade under the symbol "LRNS."

In connection with the Combination, on April 30, 2001 (i) a Certificate of Merger relating to the merger of SmarterKids.com and S-E Educational Merger Corp. was filed with the Secretary of State of the State of Delaware and S-E Educational Merger Corp merged with and into SmarterKids.com with SmarterKids.com surviving and becoming a wholly-owned subsidiary of LearningStar, and (ii) the holders of all of Earlychildhood's outstanding membership interests contributed their entire ownership interest in Earlychildhood to LearningStar in exchange for LearningStar Common Stock and Earlychildhood became a wholly-owned subsidiary of LearningStar. No funds were used by LearningStar to acquire control of SmarterKids.com and Earlychildhood except for cash paid in lieu of fractional shares of LearningStar Common Stock to be issued upon conversion of or in exchange for SmarterKids.com common stock or Earlychildhood membership interests, as the case may be.

As a result of the consummation of the Combination, SmarterKids.com's common stock was delisted from the Nasdaq National Market effective upon the close of the market on April 30, 2001 and SmarterKids.com ceased to be a public company. All of the directors of SmarterKids.com and members of the Earlychildhood management committee have resigned effective April 30, 2001.

Upon consummation of the Combination, each outstanding share of SmarterKids.com common stock was converted into the right to receive one-eighth of one share of LearningStar Common Stock and each .0001% of each class of membership interest in Earlychildhood was exchanged for shares of LearningStar Common Stock in accordance with the exchange ratios set forth in the Combination Agreement. The exchange ratios were determined through arm's-length negotiation between SmarterKids.com and Earlychildhood. Fractional shares of LearningStar Common Stock, if any, will not be issued in connection with the combination. LearningStar will pay cash with respect to any fractional shares of LearningStar Common Stock to which a SmarterKids.com stockholder or Earlychildhood member would otherwise be entitled based on the market price of the LearningStar Common Stock on May 1, 2001.

On January 9, 2001, LearningStar filed its Registration Statement on Form S-4 with the Securities and Exchange Commission pursuant to which it will issue an aggregate of 3,214,232 shares of LearningStar common stock to the holders of SmarterKids.com common stock and holders of options and warrants for SmarterKids.com common stock, as applicable.

Concurrently with the consummation of the Combination, on April 30, 2001, Al Noyes resigned as Chief Executive Officer of LearningStar and was appointed Chairman of the Board of LearningStar and Ronald Elliott resigned as Chairman of the Board of LearningStar and was appointed Chief Executive Officer of LearningStar.

In connection with the consummation of the Combination, Mr. Noyes and LearningStar executed a Retention Agreement and LearningStar executed a Severance Agreement with David Blohm, the former President and Chief Executive Officer of SmarterKids.com, a copy of each of which is filed as an exhibit hereto

The businesses of LearningStar, through its wholly-owned subsidiaries SmarterKids.com and Earlychildhood and their respective subsidiaries, shall initially consist of the businesses conducted by SmarterKids.com and Earlychildhood and their respective subsidiaries immediately prior to the consummation of the Combination. In this regard, LearningStar intends to continue to devote the assets associated with these businesses to generally the same purposes as these assets were employed prior to the Combination.

Item 7.  Exhibits

  2.1 Contribution Agreement and Plan of Reorganization Merger dated as of November 14, 2000 by and among SmarterKids.com, Inc., Earlychildhood LLC, LearningStar Corp, and S-E Educational Merger Corp. (incorporated by reference from LearningStar's Registration Statement on Form S-4 as amended (File No. 333-53454)).

  2.2 Amendment No. 1 to the Contribution Agreement and Plan of Reorganization and Merger, dated March 14, 2001 by and among SmarterKids.com, Inc., Earlychildhood LLC, LearningStar Corp. and S-E Educational Merger Corp. (incorporated by reference to from LearningStar's Registration Statement on Form S-4 as amended (File No. 333-53454 )).

  2.3 Severance Agreement, dated April 30, 2001, by and among LearningStar Corp. and David Blohm.

  2.4 Retention Agreement, dated April 30, 2001, by and among LearningStar Corp. and Al Noyes.

  99.1   Text of Press Release, dated April 30, 2001.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LEARNINGSTAR CORP.

Date:  April 30, 2001                       By: /s/ Robert J. Cahill
                                                -----------------------------
                                            Name:  Robert J. Cahill
                                            Title: Chief Financial Officer

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